UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane

Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                               Other Events.

On August 9, 2005, Standard & Poor’s Rating Services (“S&P”) announced that it has downgraded the debt ratings of SIRVA, Inc. (“SIRVA”) and SIRVA Worldwide, Inc., a wholly owned subsidiary of SIRVA, to B+ from BB.  The press release issued by S&P follows.

SIRVA Delays 2004 10-K Filing; Ratings Lowered, Still On Watch Negative

Standard & Poor’s Ratings Services said today it lowered its ratings on relocation service provider SIRVA Inc. and its primary operating subsidiary, SIRVA Worldwide Inc. The corporate credit rating on both entities was lowered to ‘B+’ from ‘BB’.

All ratings remain on CreditWatch with negative implications, where they were placed on April 8, 2005, due to the continued delay in filing SIRVA’s year-end 2004 financial statements; ongoing investigation related primarily to its insurance and European businesses; and the disclosure that the cost to address its financial control weaknesses will be significantly higher than originally anticipated. In July 2005, SIRVA was granted amendments to its bank facility and accounts-receivable securitization program, extending the filing deadline for its financial statements until Sept. 30, 2005.

“The downgrade reflects extraordinary charges associated with SIRVA’s insurance and European businesses, the extended delay in filing 2004 financial statements, and incurrence of extensive audit and investigation costs,” said Standard & Poor’s credit analyst Kenneth L. Farer. “Ratings remain on CreditWatch, reflecting ongoing investigations into the company, the potential for additional extraordinary charges, and further costs needed to address inadequate financial controls,” continued the analyst.

Earnings pressure, which started in the third quarter of 2004, due to deteriorating market fundamentals in Europe, continues to constrain earnings and cash flow. The company has increased its estimate of extraordinary charges to $45 million from its previously disclosed estimate of $33 million. SIRVA also increased its guidance related to the costs associated with its restatements, compliance with audit committee reviews, and ongoing SEC investigation.

Standard & Poor’s will continue to monitor SIRVA’s situation regarding its completed audited financial statements and the ongoing support of its lenders to resolve the CreditWatch. Ratings could be lowered again if the audit committee review or SEC inquiry results in additional material adjustments, a delay in financial reporting beyond Sept. 30, 2005, disclosure of further internal control weaknesses, or violations of financial covenants.

Westmont, Ill.-based SIRVA had $675 million of lease-adjusted debt at Sept. 30, 2004, the last reported date.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                                          Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: August 9, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary